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For Immediate Release

GILEAD SCIENCES ANNOUNCES SECOND QUARTER 2016 FINANCIAL RESULTS

- Product Sales of $7.7 billion -
- Diluted EPS of $2.58 per share -
- Non-GAAP Diluted EPS of $3.08 per share -
- Revised Full Year 2016 Guidance -

Foster City, CA, July 25, 2016 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the second quarter ended June 30, 2016. The financial results that follow represent a year-over-year comparison of second quarter 2016 to the second quarter 2015. Total revenues were $7.8 billion in 2016 compared to $8.2 billion in 2015. Net income was $3.5 billion or $2.58 per diluted share in 2016 compared to $4.5 billion or $2.92 per diluted share in 2015. Non-GAAP net income, which excludes amounts related to acquisition-related, up-front collaboration, stock-based compensation and other expenses, was $4.2 billion or $3.08 per diluted share in 2016 compared to $4.8 billion or $3.15 per diluted share in 2015.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except per share amounts)	2016	2015	2016	2015
Product sales	$7,651	$8,126	$15,332	$15,531
Royalty, contract and other revenues	125	118	238	307
Total revenues	$7,776	$8,244	$15,570	$15,838

Net income attributable to Gilead	$3,497	$4,492	$7,063	$8,825
Non-GAAP net income*	$4,177	$4,845	$8,451	$9,449

Diluted earnings per share	$2.58	$2.92	$5.11	$5.68
Non-GAAP diluted earnings per share*	$3.08	$3.15	$6.11	$6.08

*
Non-GAAP net income and non-GAAP diluted earnings per share exclude acquisition-related, up-front collaboration, stock-based compensation and other expenses. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 8 and 9.

Product Sales
Total product sales for the second quarter of 2016 were $7.7 billion compared to $8.1 billion for the same period in 2015.
Product sales for the second quarter of 2016 were $4.9 billion in the U.S., $1.6 billion in Europe, $619 million in Japan and $531 million in other locations. Product sales for the second quarter of 2015 were $5.6 billion in the U.S., $2.0 billion in Europe, $62 million in Japan and $515 million in other locations.

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone (650) 574-3000 facsimile (650) 578-9264

July 25, 2016	2

Antiviral Product Sales
Antiviral product sales, which include products in Gilead's HIV and liver disease areas, were $7.1 billion for the second quarter of 2016 compared to $7.6 billion for the same period in 2015.

•
HIV and other antiviral product sales were $3.1 billion compared to $2.7 billion for the same period in 2015 primarily due to increases in sales of our tenofovir alafenamide (TAF) based products, Genvoya® (elvitegravir 150 mg/cobicistat 150 mg/emtricitabine 200 mg/tenofovir alafenamide 10 mg), Descovy® (emtricitabine 200 mg/tenofovir alafenamide 25 mg) and Odefsey® (emtricitabine 200 mg/rilpivirine 25 mg/tenofovir alafenamide 25 mg).

•
HCV product sales, which consist of Harvoni® (ledipasvir 90 mg/sofosbuvir 400 mg), Sovaldi® (sofosbuvir 400 mg) and Epclusa® (sofosbuvir 400 mg/velpatasvir 100 mg), were $4.0 billion compared to $4.9 billion for the same period in 2015 primarily due to a decline in sales of Harvoni.

Other Product Sales
Other product sales, which include Letairis® (ambrisentan), Ranexa® (ranolazine) and AmBisome® (amphotericin B liposome for injection), were $525 million for the second quarter of 2016 compared to $495 million for the same period in 2015.
Cost of Goods Sold
During the second quarter of 2016, compared to the same period in 2015, cost of goods sold decreased to $864 million from $998 million and non-GAAP cost of goods sold* decreased to $653 million from $788 million, reflecting the reversal of the $200 million litigation reserve recorded in the first quarter of 2016 following a favorable court decision.
Operating Expenses

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2016	2015	2016	2015
Research and development expenses (R&D)	$1,484	$818	$2,749	$1,514
Non-GAAP research and development expenses*	$1,040	$702	$1,809	$1,353

Selling, general and administrative expenses (SG&A)	$890	$812	$1,575	$1,457
Non-GAAP selling, general and administrative expenses*	$838	$761	$1,476	$1,361

*
Non-GAAP Cost of Goods Sold, R&D and SG&A expenses exclude acquisition-related, up-front collaboration, stock-based compensation and other expenses. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 8 and 9.

During the second quarter of 2016, compared to the same period in 2015:

•
Research and development expenses and non-GAAP research and development expenses* increased primarily due to Gilead's purchase of a U.S. Food and Drug Administration (FDA) priority review voucher and the overall progression of Gilead's clinical studies. Research and development expenses for the second quarter of 2016 also include Gilead’s purchase of Nimbus Apollo, Inc. (Nimbus).

•
Selling, general and administrative expenses and non-GAAP selling, general and administrative expenses* increased primarily due to higher costs to support Gilead's new product launches and geographic expansion of its business.

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July 25, 2016	3

Cash, Cash Equivalents and Marketable Securities
As of June 30, 2016, Gilead had $24.6 billion of cash, cash equivalents and marketable securities compared to $21.3 billion as of March 31, 2016. Cash flow from operating activities was $4.9 billion for the quarter. During the second quarter and the first six months of 2016, Gilead utilized $1.0 billion and $9.0 billion on stock repurchases, respectively.
Revised 2016 Full Year Guidance
Gilead revised its full year 2016 guidance, which it initially provided on February 2, 2016:

(In millions, except percentages and per share amounts)	Initially Provided February 2, 2016 Reiterated April 28, 2016	Updated July 25, 2016
Net Product Sales	$30,000 - $31,000	$29,500 - $30,500
Non-GAAP*
Product Gross Margin	88% - 90%	88% - 90%
R&D Expenses	$3,200 - $3,500	$3,600 - $3,800
SG&A Expenses	$3,300 - $3,600	$3,100 - $3,300
Effective Tax Rate	18.0% - 20.0%	18.0% - 20.0%
Diluted EPS Impact of Acquisition-related, Up-front Collaboration, Stock-based Compensation and Other Expenses	$1.10 - $1.16	$1.47 - $1.53

* Non-GAAP Product Gross Margin, R&D and SG&A expenses and effective tax rate exclude acquisition-related, up-front collaboration, stock-based compensation and other expenses. A reconciliation between GAAP and non-GAAP full year 2016 guidance is provided in the tables on page 10.

Corporate Highlights

•
Announced that Kevin Young CBE was appointed Chief Operating Officer, and Martin Silverstein, MD was appointed Executive Vice President, Strategy. Both Mr. Young and Dr. Silverstein will report to John F. Milligan, PhD, President and Chief Executive Officer.

•
Announced that Gilead acquired Nimbus, a wholly-owned subsidiary of Nimbus Therapeutics, and its Acetyl-CoA Carboxylase (ACC) inhibitor program. The Nimbus program includes the lead candidate NDI-010976, an ACC inhibitor, and other pre-clinical ACC inhibitors for the potential treatment of non-alcoholic steatohepatitis, hepatocellular carcinoma and other diseases. NDI-010976 was granted Fast Track designation by FDA in February 2016.

Product & Pipeline Updates announced by Gilead during the Second Quarter of 2016 include:

•
Announced that FDA approved Epclusa (sofosbuvir 400 mg/velpatasvir 100 mg; SOF/VEL), the first all-oral, pan-genotypic, single tablet regimen (STR) for the treatment of adults with genotype 1-6 chronic hepatitis C virus (HCV) infection. Epclusa is also the first STR approved for the treatment of patients with HCV genotype 2 and 3, without the need for ribavirin (RBV). Epclusa for 12 weeks was approved in patients without cirrhosis or with compensated cirrhosis (Child-Pugh A), and in combination with RBV for patients with decompensated cirrhosis (Child-Pugh B or C). FDA granted Epclusa a Priority Review and Breakthrough Therapy designation, which is given to investigational medicines that may offer major advances in treatment over existing options. Additionally, the Committee for Medicinal Products for Human Use, the scientific committee of the European Medicines Agency, adopted a positive opinion on the company’s Marketing Authorization Application and in July 2016, the European Commission granted marketing authorization for Epclusa.

•
Announced that the European Commission granted marketing authorization for the once-daily STR Odefsey (emtricitabine 200 mg/rilpivirine 25 mg/tenofovir alafenamide 25 mg) for the treatment of HIV-1 infection. Odefsey combines Gilead's emtricitabine and tenofovir alafenamide (marketed as Descovy) with rilpivirine,

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July 25, 2016	4

marketed by Janssen Sciences Ireland UC, one of the Janssen Pharmaceutical Companies of Johnson & Johnson. Odefsey is Gilead's second STR based on the Descovy backbone to receive marketing authorization in the European Union and is currently the smallest STR for the treatment of HIV.

•
Announced positive data from four pre-clinical and Phase 1 studies evaluating bictegravir (GS-9883), a novel, unboosted, investigational once-daily integrase inhibitor. The studies, which examined the antiviral potency, resistance profile, pharmacokinetics and safety of bictegravir, were presented at the American Society of Microbiology Microbe 2016 Conference.

•	Presented data at the 51st Annual Meeting of the European Association for the Study of the Liver, which included the announcement of:

▪
Positive results from the open-label, Phase 3 ASTRAL-5 study evaluating once-daily SOF/VEL for 12 weeks among patients with HCV genotype 1-6 who are co-infected with HIV demonstrated that SOF/VEL was well-tolerated and resulted in high SVR12 rates.

▪
Positive results from three Phase 2 trials evaluating SOF/VEL plus voxilaprevir (VOX), a pan-genotypic protease inhibitor (Studies 1168 and 1169 and TRILOGY-3). Studies 1168 and 1169 evaluated 6 weeks of SOF/VEL plus VOX among treatment-naïve patients, 8 weeks of SOF/VEL plus VOX, with or without RBV, among treatment-naïve patients, and 12 weeks of SOF/VEL plus VOX among patients who failed prior treatment including those previously exposed to a direct acting antiviral (DAA) regimen. Study 1168 evaluated genotype 1 patients and Study 1169 evaluated genotype 2-6 patients. TRILOGY-3 featured data from the Phase 2 trial evaluating 12 weeks of a fixed-dose combination of SOF/VEL/VOX, with or without RBV, among genotype 1, DAA-experienced, HCV-infected patients, including patients with cirrhosis.

•
Announced that the European Commission granted marketing authorization for two doses of Descovy (200/10 mg and 200/25 mg), a fixed-dose combination for the treatment of HIV-1 infection. Descovy is Gilead's second TAF-based therapy to receive marketing authorization in the European Union. Descovy was approved by FDA and is indicated in combination with other antiretroviral agents for the treatment of HIV-1 infection in adults and pediatric patients 12 years of age and older.

Non-GAAP Financial Information
The information presented in this document has been prepared by Gilead in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead's GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead's operating results as reported under GAAP. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. A reconciliation between GAAP and Non-GAAP financial information is provided in the tables on pages 8, 9, and 10.

Conference Call
At 4:30 p.m. Eastern Time today, Gilead's management will host a conference call and a simultaneous webcast to discuss results from its second quarter 2016 as well as provide a general business update. To access the webcast live via the internet, please connect to the company's website at www.gilead.com/investors 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call 1-877-359-9508 (U.S.) or 1-224-357-2393 (international) and dial the conference ID 34263799 to access the call.
A replay of the webcast will be archived on the company's website for one year, and a phone replay will be available approximately two hours following the call through July 27, 2016. To access the phone replay, please call 1-855-859-2056 (U.S.) or 1-404-537-3406 (international) and dial the conference ID 34263799.

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July 25, 2016	5

About Gilead
Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company's mission is to advance the care of patients suffering from life-threatening diseases. Gilead has operations in more than 30 countries worldwide, with headquarters in Foster City, California.

Forward-looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead's ability to achieve its anticipated full year 2016 financial results; Gilead's ability to sustain growth in revenues for its antiviral and other programs; the risk that estimates of patients with HCV or anticipated patient demand may not be accurate; the risk that private and public payers may be reluctant to provide, or continue to provide, coverage or reimbursement for new products, including Epclusa, Genvoya, Sovaldi and Harvoni; the potential for increased pricing pressure and contracting pressure as well as decreased volume and market share from additional competitive HCV launches, austerity measures in European countries and Japan that may increase the amount of discount required on Gilead's products, additional negotiated discounts for patient access, shifts in payer mix to more deeply discounted government payer segments and geographic regions and decreases in treatment duration; availability of funding for state AIDS Drug Assistance Programs (ADAPs); continued fluctuations in ADAP purchases driven by federal and state grant cycles which may not mirror patient demand and may cause fluctuations in Gilead's earnings; the possibility of unfavorable results from clinical trials involving investigational compounds, including bictegravir and SOF/VEL/VOX; Gilead's ability to initiate clinical trials in its currently anticipated timeframes; the levels of inventory held by wholesalers and retailers which may cause fluctuations in Gilead's earnings; Gilead's ability to submit new drug applications for new product candidates in the timelines currently anticipated; Gilead's ability to receive regulatory approvals in a timely manner or at all, for new and current products; Gilead's ability to successfully commercialize its products, including Epclusa, Genvoya, Odefsey and Descovy; the risk that physicians and patients may not see advantages of these products over other therapies and may therefore be reluctant to prescribe the products; Gilead's ability to successfully develop its oncology, inflammation, cardiovascular and respiratory programs; safety and efficacy data from clinical studies may not warrant further development of Gilead's product candidates; Gilead's ability to complete its share repurchase program due to changes in its stock price, corporate or other market conditions; fluctuations in the foreign exchange rate of the U.S. dollar that may cause an unfavorable foreign currency exchange impact on Gilead's future revenues and pre-tax earnings; and other risks identified from time to time in Gilead's reports filed with the U.S. Securities and Exchange Commission (SEC). In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ significantly from these estimates. You are urged to consider statements that include the words may, will, would, could, should, might, believes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal, or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its press releases, Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.
# # #

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July 25, 2016	6

Gilead owns or has rights to various trademarks, copyrights and trade names used in our business, including the following: GILEAD®, GILEAD SCIENCES®, AMBISOME®, CAYSTON®, COMPLERA®, DESCOVY®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPSERA®, LETAIRIS®, ODEFSEY®, RANEXA®, RAPISCAN®, SOVALDI®, STRIBILD®, TRUVADA®, TYBOST®, VIREAD®, VITEKTA®, VOLIBRIS®, and ZYDELIG®.

ATRIPLA® is a registered trademark belonging to Bristol-Myers Squibb & Gilead Sciences, LLC. LEXISCAN® is a registered trademark belonging to Astellas U.S. LLC. MACUGEN® is a registered trademark belonging to Eyetech, Inc. SUSTIVA® is a registered trademark of Bristol-Myers Squibb Pharma Company. TAMIFLU® is a registered trademark belonging to Hoffmann-La Roche Inc.

For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

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July 25, 2016	7

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues:
Product sales	$7,651	$8,126	$15,332	$15,531
Royalty, contract and other revenues	125	118	238	307
Total revenues	7,776	8,244	15,570	15,838
Costs and expenses:
Cost of goods sold	864	998	2,057	1,880
Research and development expenses	1,484	818	2,749	1,514
Selling, general and administrative expenses	890	812	1,575	1,457
Total costs and expenses	3,238	2,628	6,381	4,851
Income from operations	4,538	5,616	9,189	10,987
Interest expense	(227)	(140)	(457)	(293)
Other income (expense), net	88	35	169	56
Income before provision for income taxes	4,399	5,511	8,901	10,750
Provision for income taxes	902	1,014	1,837	1,921
Net income	3,497	4,497	7,064	8,829
Net income attributable to noncontrolling interest	—	5	1	4
Net income attributable to Gilead	$3,497	$4,492	$7,063	$8,825

Net income per share attributable to Gilead common stockholders - basic	$2.62	$3.05	$5.20	$5.96
Shares used in per share calculation - basic	1,335	1,472	1,359	1,480
Net income per share attributable to Gilead common stockholders - diluted	$2.58	$2.92	$5.11	$5.68
Shares used in per share calculation - diluted	1,355	1,540	1,383	1,555
Cash dividends declared per share	$0.47	$0.43	$0.90	$0.43

July 25, 2016	8

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Cost of goods sold reconciliation:
GAAP cost of goods sold	$864	$998	$2,057	$1,880
Acquisition related-amortization of purchased intangibles	(210)	(207)	(420)	(413)
Stock-based compensation expenses	(4)	(3)	(7)	(6)
Other(1)	3	—	6	1
Non-GAAP cost of goods sold	$653	$788	$1,636	$1,462

Product gross margin reconciliation:
GAAP product gross margin	88.7%	87.7%	86.6%	87.9%
Acquisition related-amortization of purchased intangibles	2.7%	2.5%	2.7%	2.7%
Non-GAAP product gross margin(2)	91.5%	90.3%	89.3%	90.6%

Research and development expenses reconciliation:
GAAP research and development expenses	$1,484	$818	$2,749	$1,514
Up-front collaboration expenses	—	—	(368)	—
Acquisition related expenses-acquired IPR&D	(400)	(66)	(400)	(66)
Acquisition related-IPR&D impairment	—	—	(114)	—
Stock-based compensation expenses	(44)	(42)	(85)	(84)
Other(1)	—	(8)	27	(11)
Non-GAAP research and development expenses	$1,040	$702	$1,809	$1,353

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$890	$812	$1,575	$1,457
Stock-based compensation expenses	(47)	(51)	(91)	(98)
Other(1)	(5)	—	(8)	2
Non-GAAP selling, general and administrative expenses	$838	$761	$1,476	$1,361

Operating margin reconciliation:
GAAP operating margin	58.4%	68.1%	59.0%	69.4%
Up-front collaboration expenses	—%	—%	2.4%	—%
Acquisition related-amortization of purchased intangibles	2.7%	2.5%	2.7%	2.6%
Acquisition related expenses-acquired IPR&D	5.1%	0.8%	2.6%	0.4%
Acquisition related-IPR&D impairment	—%	—%	0.7%	—%
Stock-based compensation expenses	1.2%	1.2%	1.2%	1.2%
Other(1)	—%	0.1%	(0.2)%	0.1%
Non-GAAP operating margin(2)	67.5%	72.7%	68.4%	73.6%

Notes:
(1) Amounts related to consolidation of a contract manufacturer, contingent consideration and/or other individually insignificant amounts
(2) Amounts may not sum due to rounding

July 25, 2016	9

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Effective tax rate reconciliation:
GAAP effective tax rate	20.5%	18.4%	20.6%	17.9%
Up-front collaboration expenses	—%	—%	(0.7)%	—%
Acquisition related-amortization of purchased intangibles	(0.7)%	(0.5)%	(0.7)%	(0.5)%
Acquisition related expenses-acquired IPR&D	(1.5)%	(0.2)%	(0.8)%	(0.1)%
Other (1)	—%	— %	0.1%	—%
Non-GAAP effective tax rate(2)	18.3%	17.7%	18.5%	17.3%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$3,497	$4,492	$7,063	$8,825
Up-front collaboration expenses	—	—	368	—
Acquisition related-amortization of purchased intangibles	204	202	408	403
Acquisition related expenses-acquired IPR&D	400	66	400	66
Acquisition related-IPR&D impairment	—	—	99	—
Stock-based compensation expenses	69	71	133	140
Other(1)	7	14	(20)	15
Non-GAAP net income	$4,177	$4,845	$8,451	$9,449

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$2.58	$2.92	$5.11	$5.68
Up-front collaboration expenses	—	—	0.27	—
Acquisition related-amortization of purchased intangibles	0.15	0.13	0.30	0.26
Acquisition related expenses-acquired IPR&D	0.30	0.04	0.29	0.04
Acquisition related-IPR&D impairment	—	—	0.07	—
Stock-based compensation expenses	0.05	0.05	0.10	0.09
Other(1)	0.01	—	(0.01)	0.01
Non-GAAP diluted earnings per share(2)	$3.08	$3.15	$6.11	$6.08

Shares used in per share calculation (diluted) reconciliation:
GAAP shares used in per share calculation (diluted)	1,355	1,540	1,383	1,555
Share impact of current stock-based compensation rules	(1)	—	—	—
Non-GAAP shares used in per share calculation (diluted)	1,354	1,540	1,383	1,555

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$211	$210	$421	$418
Research and development expenses adjustments	444	116	940	161
Selling, general and administrative expenses adjustments	52	51	99	96
Total non-GAAP adjustments before tax	707	377	1,460	675
Income tax effect	(32)	(30)	(77)	(58)
Other(1)	5	6	5	7
Total non-GAAP adjustments after tax	$680	$353	$1,388	$624

Notes:
(1) Amounts related to consolidation of a contract manufacturer, contingent consideration and/or other individually insignificant amounts
(2) Amounts may not sum due to rounding

July 25, 2016	10

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2016 FULL YEAR GUIDANCE
(unaudited)
(in millions, except percentages and per share amounts)

	Initially Provided February 2, 2016 Reiterated April 28, 2016	Updated July 25, 2016
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	85% - 87%	85% - 87%
Acquisition-related expenses	3% - 3%	3% - 3%
Non-GAAP projected product gross margin *	88% - 90%	88% - 90%

Projected research and development expenses GAAP to non-GAAP reconciliation:
GAAP projected research and development expenses	$3,837 - $4,182	$4,700 - $4,945
Acquisition-related expenses / up-front collaboration expenses	(447) - (477)	(915) - (945)
Stock-based compensation expenses	(190) - (205)	(185) - (200)
Non-GAAP projected research and development expenses	$3,200 - $3,500	$3,600 - $3,800

Projected selling, general and administrative expenses GAAP to non-GAAP reconciliation:
GAAP projected selling, general and administrative expenses	$3,530 - $3,840	$3,305 - $3,515
Stock-based compensation expenses	(230) - (240)	(205) - (215)
Non-GAAP projected selling, general and administrative expenses	$3,300 - $3,600	$3,100 - $3,300

Projected diluted EPS impact of acquisition-related, up-front collaboration, stock-based compensation and other expenses:
Acquisition-related expenses / up-front collaboration expenses	$0.88 - $0.92	$1.26 - $1.30
Stock-based compensation expenses	$0.22 - $0.24	$0.21 - $0.23
Projected diluted EPS impact of acquisition-related, up-front collaboration, stock-based compensation and other expenses	$1.10 - $1.16	$1.47 - $1.53

Notes:
* Stock-based compensation expenses have a less than one percent impact on non-GAAP projected product gross margin.

July 25, 2016	11

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	June 30,	December 31,
	2016	2015(1)

Cash, cash equivalents and marketable securities	$24,616	$26,208
Accounts receivable, net	5,752	5,854
Inventories	1,862	1,955
Property, plant and equipment, net	2,599	2,276
Intangible assets, net	9,713	10,247
Goodwill	1,172	1,172
Other assets	4,266	4,004
Total assets	$49,980	$51,716

Current liabilities	$10,444	$9,890
Long-term liabilities	23,421	22,711
Equity component of currently redeemable convertible notes	—	2
Stockholders’ equity(2)	16,115	19,113
Total liabilities and stockholders’ equity	$49,980	$51,716

Notes:
(1) Derived from the audited consolidated financial statements as of December 31, 2015. Certain amounts have been reclassified to conform to current year presentation.
(2) As of June 30, 2016, there were 1,331 million shares of common stock issued and outstanding.

July 25, 2016	12

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)
(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Antiviral products:
Harvoni – U.S.	$1,474	$2,826	$2,881	$5,842
Harvoni – Europe	512	623	1,067	1,100
Harvoni – Japan	448	—	1,335	—
Harvoni – Other International	130	159	298	245
	2,564	3,608	5,581	7,187

Sovaldi – U.S.	775	615	1,420	1,036
Sovaldi – Europe	263	522	543	1,005
Sovaldi – Japan	171	62	373	62
Sovaldi – Other International	149	92	299	160
	1,358	1,291	2,635	2,263

Truvada – U.S.	631	500	1,207	909
Truvada – Europe	245	277	496	578
Truvada – Other International	66	72	137	133
	942	849	1,840	1,620

Atripla – U.S.	479	549	968	1,043
Atripla – Europe	140	178	283	372
Atripla – Other International	54	55	97	101
	673	782	1,348	1,516

Stribild – U.S.	326	364	702	646
Stribild – Europe	84	65	165	126
Stribild – Other International	19	18	39	31
	429	447	906	803

Complera / Eviplera – U.S.	199	207	421	370
Complera / Eviplera – Europe	156	145	302	290
Complera / Eviplera – Other International	13	15	26	27
	368	367	749	687

Genvoya – U.S.	268	—	409	—
Genvoya – Europe	30	—	46	—
Genvoya – Other International	4	—	5	—
	302	—	460	—

Viread – U.S.	142	134	265	234
Viread – Europe	81	77	157	157
Viread – Other International	64	60	137	114
	287	271	559	505

Epclusa – U.S.	64	—	64	—

Descovy – U.S.	49	—	49	—
Descovy – Europe	12	—	12	—
	61	—	61	—

Odefsey – U.S.	58	—	69	—

July 25, 2016	13

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)
(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Other Antiviral – U.S.	$12	$8	$22	$22
Other Antiviral – Europe	7	7	13	14
Other Antiviral – Other International	1	1	2	2
	20	16	37	38

Total antiviral products – U.S.	4,477	5,203	8,477	10,102
Total antiviral products – Europe	1,530	1,894	3,084	3,642
Total antiviral products – Japan	619	62	1,708	62
Total antiviral products – Other International	500	472	1,040	813
	7,126	7,631	14,309	14,619

Other products:
Letairis	203	176	378	327
Ranexa	153	141	297	258
AmBisome	85	103	171	188
Zydelig	41	30	90	56
Other	43	45	87	83
	525	495	1,023	912

Total product sales	$7,651	$8,126	$15,332	$15,531